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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Wells-Gardner Electronics Corporation:

        We consent to the use of our reports dated February 5, 2003, except as to the fifth paragraph of Note 2 and Note 11, which are as of March 4, 2004, with respect to the consolidated balance sheet of Wells-Gardner Electronics Corporation and subsidiary as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2002 and 2001, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our reports refer to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

        Our reports refer to the revision of the consolidated financial statements for the years ended December 31, 2002 and 2001 to include disclosure of the provision for warranty and operating segments.

/s/ KPMG LLP
Chicago, Illinois October 20, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM